SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): April 30, 2003

                                   ----------


                          INTERNET COMMERCE CORPORATION
             (Exact name of registrant as specified in its charter)




            Delaware                     024996                13-3645702
  (State or other jurisdiction of    (Commission file        (I.R.S. employer
   incorporation or organization)        number)            identification no.)





           805 Third Avenue,
         New York, New York 10022                                    10022
 (Address of principal executive offices)                          (Zip code)

       Registrant's telephone number, including area code: (212) 271-7640




         (Former name or former address, if changed since last report.)

Item 5.   Other Events

      On April 30, 2003 and May 1, 2003, the Company completed a private placement for an aggregate of $2,050,000. The Company issued 1,730,759 shares of Class A Common Stock, 250 shares of newly authorized Series D Convertible Redeemable Preferred Stock, which are initially convertible into 192,307 shares of Class A Common Stock at $1.30 per share, and five year warrants exercisable for 1,538,445 shares of Class A Common Stock at $1.47 per share. Officers and Directors of the Company participated in the private placement to the extent of $444,920 or 21.7%.

      The Company has agreed to file a registration statement to register for resale the shares of Class A Common Stock issued in the private placement as well as the shares of Class A Common Stock issuable upon conversion of the Series D Preferred Stock and upon exercise of the warrants.

      The proceeds of the private placement will be for general corporate purposes, including the acceleration of marketing and sales initiatives for the Company's Van services.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

3.1   Certificate of Designations - Series D Convertible Redeemable Preferred
      Stock.

4.1   Form of Warrant Agreement issued in the private placement.

10.1 Form of Subscription Agreement dated as of April 30, 2003, among Internet Commerce Corporation and the purchasers of shares of class A common stock identified therein.

10.2 Form of Subscription Agreement dated as of April 30, 2003, between Internet Commerce Corporation and Blue Water Venture Fund II, L.L.C. for the purchase of shares of Series D Preferred Stock.

10.3 Form of Registration Rights Agreement dated April 30, 2003, among Internet Commerce Corporation and the purchasers of shares of class A common stock identified therein.

10.4 Form of Registration Rights Agreement dated April 30, 2003, between Internet Commerce Corporation and Blue Water Venture Fund II, L.L.C.

                                    SIGNATURE



      Pursuant to the requirements of the Securities Exchange Act of 1934, Internet Commerce Corporation has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 2, 2003

                                    INTERNET COMMERCE CORPORATION



                                       By: Walter M. Psztur
                                          ------------------------------
                                          Walter M. Psztur
                                          Chief Financial Officer